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                                                                    EXHIBIT 99.1

                                CAPITAL BANCORP

            The undersigned hereby constitutes and appoints ____________ and ____________, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Capital Bancorp ("Capital") which the undersigned would be entitled to vote if personally present at the Special Meeting of Capital Shareholders to be held at ____________________________________, at ____ _.m., local time, on November __,
1997, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated _____________ __, 1997, the receipt of which is acknowledged in the manner specified below.

   1. MERGER. To consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of August 12, 1997 (the "Agreement"), by and between Capital and Union Planters Corporation, a Tennessee corporation ("UPC"), and the related Plan of Merger (the "Plan of Merger"), by and between Capital and Union Planters Florida Holding Corporation, a wholly-owned subsidiary of UPC ("UPC Merger Subsidiary"), pursuant to which (i) Capital will merge (the "Merger") with and into UPC Merger Subsidiary, with the effect that UPC Merger Subsidiary shall be the corporation surviving from the Merger, (ii) each share of the $1.00 par value common stock of Capital ("Capital Common Stock") issued and outstanding at the effective time of the Merger will be converted into .8525 shares of the $5.00 par value common stock of UPC, and the associated "Preferred Share Rights" (as hereinafter defined), subject to possible adjustment, and cash in lieu of any fractional share, and (iii) UPC will assume the obligations of Capital under various stock plans and programs and adopt substitute plans where appropriate, all as more fully described in the accompanying Proxy Statement/Prospectus.

                FOR    |_|       AGAINST    |_|       ABSTAIN    |_|

   2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     DATED: ____________________, 1997


                                     -------------------------------------------
                                     Signature

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                                     Signature if held jointly

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                CAPITAL BANCORP
                   AND MAY BE REVOKED PRIOR TO ITS EXERCISE.